                                                                    Exhibit 16.1

December 27, 2004



United States
Securities and Exchange Commission
Washington, D.C. 20549

Concerning:     Macquarie Infrastructure Company Trust, Form 8-K

Gentlemen:

We have read the statements made by Macquarie Infrastructure Company Trust (the copy of Form 8-K received by us via e-mail is attached), which we understand will be filed with Commission, pursuant to Item 4.01 of The Securities Exchange Act of 1934 and to Form 8-K Report during the month of December, 2004.

We agree with the statements concerning our firm in such Form 8-K.


Very truly yours,

/s/ WithumSmith+Brown, P.C.
---------------------------
WithumSmith+Brown, P.C.